EXHIBIT 24
CLIFFS NATURAL RESOURCES INC.
REGISTRATION STATEMENT ON FORM S-1
POWER OF ATTORNEY
Each of the undersigned directors and officers of Cliffs Natural Resources Inc., an Ohio corporation (the “Registrant”), hereby constitutes and appoints each of Lourenco Goncalves, P. Kelly Tompkins and James D. Graham, or any of them, each acting alone, as the true and lawful attorney-in-fact or attorneys-in-fact of the undersigned, with full power of substitution and resubstitution, and in the name, place and stead of each of the undersigned to execute and file (1) one or more Registration Statements on Form S-1 or such other appropriate form (the “Registration Statement”) with respect to the registration of the offering for sale and sale under the Securities Act of 1933 of the Registrant’s common shares, par value $0.125 per share (“Common Shares”), issuable in connection with the proposed public offering of the Common Shares, (2) any and all amendments, supplements and exhibits thereto, including pre-effective and post-effective amendments or supplements or any additional registration statement filed pursuant to Rule 462 promulgated under the Securities Act of 1933 and (3) any and all applications and other documents to be filed with the Securities and Exchange Commission or any state securities commission or other regulatory authority or exchange with respect to the securities covered by the Registration Statement, with full power and authority to do and perform any and all acts and things whatsoever necessary, appropriate or desirable to be done in the premises, or in the name, place and stead of the said director and/or officer, hereby ratifying and approving the acts of said attorneys and any of them and any substitute therefor may lawfully do or cause to be done by virtue thereof.
This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original with respect to the person executing it.
Executed as of this 16th day of June 2016.

Signature	Title

/s/ C. L. Goncalves	President, Chief Executive Officer and Director (Principal Executive Officer)
C. L. Goncalves
/s/ P. K. Tompkins	Executive Vice President and Chief Financial Officer (Principal Financial Officer)
P. K. Tompkins
/s/ T. K. Flanagan	Vice President, Corporate Controller, Treasurer and Chief Accounting Officer (Principal Accounting Officer)
T. K. Flanagan
/s/ J. T. Baldwin	Director
J. T. Baldwin
/s/ R. P. Fisher, Jr.	Director
R. P. Fisher, Jr.
/s/ S. M. Green	Director
S. M. Green
/s/ J. A. Rutkowski, Jr.	Director
J. A. Rutkowski, Jr.
/s/ J. S. Sawyer	Director
J. S. Sawyer
/s/ M. D. Siegal	Director
M. D. Siegal
/s/ G. Stoliar	Director
G. Stoliar
/s/ D. C. Taylor	Director
D. C. Taylor